Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES THIRD QUARTER FISCAL 2024 RESULTS + Exceptional Third Quarter Performance Including Double-Digit Revenue Growth and Industry-Leading Organic Revenue Growth1 + Company Raises Full-Year Guidance at the Top and Bottom Lines + Quarterly Revenue Increase of 12.9 percent over the Prior Year Period to $2.6 billion and Revenue, Excluding Billable Expenses2 Growth of 13.0 percent + Quarterly Diluted Earnings Per Share of $1.11 and Adjusted Diluted Earnings Per Share2 of $1.41 + 9.2 percent Year-Over-Year Client Staff Headcount Growth and 8.6 percent Year-Over-Year Total Headcount Growth + 14.2 percent Increase in Quarterly Backlog to $34.3 billion; Quarterly Book-to- Bill Ratio of 0.72x + Increases Quarterly Dividend by $0.04 to $0.51 per Share "Our VoLT strategy is driving both excellent performance and increased resilience across the business. Strong demand and growing headcount are fueling continued momentum as we scale and evolve Booz Allen’s technology positions and invest in our people. We are creating exceptional value for clients and investors as we deliver ahead of pace on our Investment Thesis." — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; January 26, 2024 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced results for the third quarter of fiscal year 2024. In the third quarter, the Company delivered excellent performance at the top and bottom lines, including double-digit organic revenue growth1 in federal defense and civil markets, exceptional Adjusted EBITDA growth and quarterly backlog growth, and strong quarterly headcount growth. The Company remains ahead of pace to achieve its three-year Investment Thesis goals. The Company reported the following third quarter fiscal year 2024 results as compared to third quarter fiscal year 2023: quarterly revenue growth of 12.9 percent, a 12.8 percent quarterly increase in organic revenue, and a 13.0 percent quarterly increase in Revenue, Excluding Billable Expenses; Net Income increased by 374.6 percent to $145.6 million, net income attributable to common stockholders increased by 369.9 percent to $145.6 million, and Adjusted Net Income increased by 29.4 percent to $184.3 million. Operating income increased by 322.2 percent to $247.6 million; Adjusted EBITDA increased by 19.1 percent to $290.6 million; Adjusted EBITDA Margin on Revenue increased by 5.6 percent to 11.3%; and Diluted EPS was $1.11, up $0.88 or 382.6%, while Adjusted Diluted EPS was $1.41, up by $0.34 or 31.8%.2 1 Organic revenue as of December 31, 2023 is calculated as consolidated revenue adjusted for revenue attributable to acquisitions and divestitures. Calculation excludes approximately $5.1 million of revenue from EverWatch. 2 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue, Free Cash Flow and organic revenue are non-GAAP financial measures. See "Non- GAAP Financial Information" below for additional detail. 1 THIRD QUARTER FY24 (Changes are compared to prior year period) REVENUE: $2.57B +12.9 % REVENUE EX. BILLABLE EXPENSES: $1.77B +13.0 % OPERATING INCOME: $247.6M +322.2 % ADJ. OPERATING INCOME: $263.1M +21.9 % NET INCOME: $145.6M +374.6 % NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS: $145.6M +369.9 % ADJUSTED NET INCOME: $184.3M +29.4 % EBITDA: $288.7M +185.8 % ADJUSTED EBITDA: $290.6M +19.1 % DILUTED EPS: $1.11 up from $0.23 ADJUSTED DILUTED EPS: $1.41 up from $1.07 FINANCIAL SUMMARY Third quarter ended December 31, 2023 - A summary of Booz Allen’s results for the third quarter of fiscal year 2024 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the third quarter posted on investors.boozallen.com.

Compared to the third quarter fiscal 2023, the third quarter fiscal 2024 total backlog increased by 14.2 percent to $34.3 billion and the quarterly book-to-bill ratio was 0.72x. As of December 31, 2023, client staff headcount was approximately 2,600 higher than at the end of the prior year period, an increase of 9.2 percent, and approximately 600 higher than at the end of the prior quarter. Total headcount was approximately 2,700 higher than at the end of the prior year period, an increase of 8.6 percent, and approximately 700 higher than at the end of the prior quarter.

For the nine months ended December 31, 2023, net cash provided by operating activities was $115.1 million, as compared to $365.7 million in the prior year period. Free cash flow for the nine months ended December 31, 2023 was $64.5 million, as compared to $314.3 million in the prior year period.

The Company declared a regular quarterly dividend of $0.51 per share, which is payable on March 1, 2024 to stockholders of record on February 12, 2024.

FINANCIAL OUTLOOK

The Company is updating its fiscal year 2024 guidance, as noted in the table below:

OPERATING PERFORMANCE	UPDATED FISCAL 2024 GUIDANCE	PRIOR FISCAL 2024 GUIDANCE
Revenue Growth[4]	14.0% – 15.0%	11.0% – 14.0%
Adjusted EBITDA	$1,155 – $1,175 million	$1,115 – $1,145 million
Adjusted EBITDA Margin on Revenue	~11%	High 10% to 11%
Adjusted Diluted EPS[5]	$5.25 – $5.40	$4.95 – $5.10
Net Cash Provided by Operating Activities[6]	$200 – $275 million	$160 – $260 million

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 26, 2024 to discuss the financial results for its third quarter fiscal year 2024. Analysts and institutional investors may participate on the call by registering online at investors.boozallen.com. Participants are requested to register a minimum 15 minutes before the start of the call.

The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EST on January 26, 2024 and continuing for 30 days.

[3] Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information."
[4] Fiscal 2024 Guidance includes approximately 1% of net inorganic revenue contributions, which includes EverWatch, partially offset by the MENA and MTS divestitures.
[5] Fiscal 2024 Guidance assumes an effective tax rate of 22% – 23%; average diluted shares outstanding of 129–131 million, interest expense of $170-180 million, and depreciation and amortization of $165 million.
[6] Fiscal 2024 Guidance assumes cash taxes in connection with Section 174 of ~$125 million; capital expenditures of $85 million; reflects estimated net impact of settlement with the U.S. Department of Justice.

ABOUT BOOZ ALLEN HAMILTON

Trusted to transform missions with the power of tomorrow's technologies, Booz Allen Hamilton advances the nation's most critical civil, defense, and national security priorities. We lead, invest, and invent where it's needed most—at the forefront of complex missions, using innovation to define the future. We combine our in-depth expertise in AI and cybersecurity with leading-edge technology and engineering practices to deliver impactful solutions. Combining more than 100 years of strategic consulting expertise with the perspectives of diverse talent, we ensure results by integrating technology with an enduring focus on our clients. We're first to the future—moving missions forward to realize our purpose: Empower People to Change the World ®.

With global headquarters in McLean, Virginia, our firm employs approximately 33,800 people globally as of December 31, 2023, and had revenue of $9.3 billion for the 12 months ended March 31, 2023. To learn more, visit www.boozallen.com. (NYSE: BAH)

YEAR-TO-DATE FY24

(Changes are compared to prior year period)

REVENUE:

$7.89B **+15.6 %**

REVENUE EX. BILLABLE EXPENSES:

$5.45B **+14.7 %**

OPERATING INCOME:

$749.0M **+52.9 %**

ADJ. OPERATING INCOME:

$804.7M **+15.4 %**

NET INCOME:

$477.8M **+40.7 %**

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS:

$477.8M **+40.4 %**

ADJUSTED NET INCOME:

$546.5M **+16.0 %**

EBITDA:

$872.8M **+42.7 %**

ADJUSTED EBITDA:

$888.2M **+13.5 %**

DILUTED EPS:

$3.62 **up from $2.54**

ADJUSTED DILUTED EPS:

$4.17 **up from $3.55**

2

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before the change in provision for claimed indirect costs, acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to the Condensed Consolidated Financial Statements in the Company's Form 10-Q for the quarter ended December 31, 2023. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income (loss) attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including the change in provision for claimed indirect costs, acquisition and divestiture costs, financing transaction costs, and the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to the Condensed Consolidated Financial Statements in the Company's Form 10-Q for the quarter ended December 31, 2023, and restructuring costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income attributable to common stockholders before: (i) the change in provision for claimed indirect costs, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) significant acquisition amortization, (v) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 15 to the Condensed Consolidated Financial Statements in the Company's Form 10-Q for the quarter ended December 31, 2023, (vi) gains associated with divestitures or deconsolidation, and (vii) amortization and write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2023. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. "Organic Revenue" and "Organic Revenue Growth" represents growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and organic revenue because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and organic revenue as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long-term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, Net Leverage Ratio, and organic revenue growth are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, net cash provided by operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants, and dividend declarations during the course of fiscal 2024. Projecting future stock price, equity grants, and the dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. In addition, our expectations for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2024 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA and Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantification of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude the reconciliation. 3

FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of disease outbreaks, pandemics, or widespread health epidemics, such as COVID-19, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery/indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks, on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper access, use or release of our or our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally; • risks related to a deterioration of economic conditions or weakening in credit or capital markets; • risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules, and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of ESG-related risks and climate change generally on our and our clients' businesses and operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 26, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 4

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations 5 Three Months Ended December 31, Nine Months Ended December 31, (Unaudited) (Unaudited) (Amounts in thousands, except per share data) 2023 2022 2023 2022 Revenue $ 2,569,801 $ 2,277,074 $ 7,890,569 $ 6,825,650 Operating costs and expenses: Cost of revenue 1,180,961 1,043,474 3,665,589 3,175,897 Billable expenses 799,896 710,526 2,436,988 2,069,733 General and administrative expenses 300,273 422,388 915,160 969,064 Depreciation and amortization 41,113 42,046 123,867 121,200 Total operating costs and expenses 2,322,243 2,218,434 7,141,604 6,335,894 Operating income 247,558 58,640 748,965 489,756 Interest expense (46,582) (32,031) (126,812) (85,028) Other income, net 6,408 14,619 11,888 38,121 Income before income taxes 207,384 41,228 634,041 442,849 Income tax expense 61,740 10,539 156,291 103,286 Net income $ 145,644 $ 30,689 $ 477,750 $ 339,563 Net loss attributable to non-controlling interest — 308 — 650 Net income attributable to common stockholders 145,644 30,997 477,750 340,213 Earnings per common share: Basic $ 1.11 $ 0.23 $ 3.63 $ 2.55 Diluted $ 1.11 $ 0.23 $ 3.62 $ 2.54 5

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) December 31, 2023 March 31, 2023 Assets (Unaudited) Current assets: Cash and cash equivalents $ 601,813 $ 404,862 Accounts receivable, net 1,968,086 1,774,830 Prepaid expenses and other current assets 107,036 108,366 Total current assets 2,676,935 2,288,058 Property and equipment, net of accumulated depreciation 178,719 195,186 Operating lease right-of-use assets 158,567 187,798 Intangible assets, net of accumulated amortization 619,154 685,615 Goodwill 2,343,789 2,338,399 Deferred tax assets 195,826 573,780 Other long-term assets 301,738 281,816 Total assets $ 6,474,728 $ 6,550,652 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 51,563 $ 41,250 Accounts payable and other accrued expenses 993,512 1,316,640 Accrued compensation and benefits 474,786 445,205 Operating lease liabilities 47,482 51,238 Other current liabilities 30,065 42,721 Total current liabilities 1,597,408 1,897,054 Long-term debt, net of current portion 3,369,543 2,770,895 Operating lease liabilities, net of current portion 165,169 198,144 Income tax reserves 106,801 552,623 Other long-term liabilities 149,564 139,934 Total liabilities 5,388,485 5,558,650 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 166,799,073 shares at December 31, 2023 and 165,872,332 shares at March 31, 2023; outstanding, 129,939,050 shares at December 31, 2023 and 131,637,588 shares at March 31, 2023 1,668 1,659 Treasury stock, at cost — 36,860,023 shares at December 31, 2023 and 34,234,744 shares at March 31, 2023 (2,149,734) (1,859,905) Additional paid-in capital 866,036 769,460 Retained earnings 2,342,770 2,051,455 Accumulated other comprehensive loss 25,503 29,333 Total stockholders’ equity 1,086,243 992,002 Total liabilities and stockholders’ equity $ 6,474,728 $ 6,550,652 66

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows UNAUDITED 7 Nine Months Ended December 31, (Amounts in thousands) 2023 2022 Cash flows from operating activities Net income $ 477,750 $ 339,563 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 123,867 121,200 Noncash lease expense 40,558 41,632 Stock-based compensation expense 61,277 50,992 Amortization of debt issuance costs 3,580 3,329 Loss on debt extinguishment 965 10,251 Losses (gains) on dispositions, and other 2,188 (45,711) Changes in assets and liabilities: Accounts receivable, net (193,483) (169,375) Deferred income taxes and income taxes receivable / payable (76,982) (206,065) Prepaid expenses and other current and long-term assets (4,535) 178,383 Accrued compensation and benefits 43,758 2,815 Accounts payable and other accrued expenses (323,730) 79,550 Other current and long-term liabilities (40,145) (40,890) Net cash provided by operating activities 115,068 365,674 Cash flows from investing activities Purchases of property, equipment, and software (50,532) (51,398) Payments for business acquisitions and dispositions (406) (440,069) Payments for cost method investments (17,316) (2,000) Proceeds from sale of businesses — 53,409 Net cash used in investing activities (68,254) (440,058) Cash flows from financing activities Proceeds from issuance of common stock 20,899 18,003 Stock option exercises 14,409 10,705 Repurchases of common stock (303,654) (114,075) Cash dividends paid (186,787) (173,216) Repayments on revolving credit facility, term loans, and Senior Notes (530,937) (406,755) Net proceeds from debt issuance 636,207 414,751 Proceeds from revolving credit facility 500,000 — Net cash provided by (used in) financing activities 150,137 (250,587) Net increase (decrease) in cash and cash equivalents 196,951 (324,971) Cash and cash equivalents––beginning of period 404,862 695,910 Cash and cash equivalents––end of period $ 601,813 $ 370,939 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 105,259 $ 67,782 Income taxes $ 222,267 $ 123,214 7

Exhibit 4 - Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Nine Months Ended December 31, 2023	Nine Months Ended December 31, 2022
Revenue, Excluding Billable Expenses				
Revenue	$ 2,569,801	$ 2,277,074	$ 7,890,569	$ 6,825,650
Less: Billable expenses	799,896	710,526	2,436,988	2,069,733
Revenue, Excluding Billable Expenses*	$ 1,769,905	$ 1,566,548	$ 5,453,581	$ 4,755,917
Adjusted Operating Income				
Operating Income	$ 247,558	$ 58,640	$ 748,965	$ 489,756
Change in provision for claimed indirect costs (a)	—	—	(18,345)	—
Acquisition and divestiture costs (b)	1,952	19,096	5,480	40,121
Financing transaction costs (c)	—	—	820	6,888
Significant acquisition amortization (d)	13,597	14,101	40,301	36,275
Legal matter reserve (e)	—	124,000	27,453	124,000
Adjusted Operating Income	$ 263,107	$ 215,837	$ 804,674	$ 697,040
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income attributable to common stockholders	$ 145,644	$ 30,997	$ 477,750	$ 340,213
Income tax expense	61,740	10,539	156,291	103,286
Interest and other, net (f)	40,174	17,412	114,924	46,907
Depreciation and amortization	41,113	42,046	123,867	121,200
EBITDA	$ 288,671	$ 100,994	$ 872,832	$ 611,606
Change in provision for claimed indirect costs (a)	—	—	(18,345)	—
Acquisition and divestiture costs (b)	1,952	19,096	5,480	40,121
Financing transaction costs (c)	—	—	820	6,888
Legal matter reserve (e)	—	124,000	27,453	124,000
Adjusted EBITDA	$ 290,623	$ 244,090	$ 888,240	$ 782,615
Net income margin attributable to common stockholders	5.7 %	1.4 %	6.1 %	5.0 %
Adjusted EBITDA Margin on Revenue	11.3 %	10.7 %	11.3 %	11.5 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.4 %	15.6 %	16.3 %	16.5 %
Adjusted Net Income				
Net income attributable to common stockholders	$ 145,644	$ 30,997	$ 477,750	$ 340,213
Change in provision for claimed indirect costs (a)	—	—	(18,345)	—
Acquisition and divestiture costs (b)	1,952	19,096	5,480	40,121
Financing transaction costs (c)	—	—	820	6,888
Significant acquisition amortization (d)	13,597	14,101	40,301	36,275
Legal matter reserve (e)	—	124,000	27,453	124,000
Gains associated with divestitures or deconsolidation (g)	—	(13,472)	—	(44,632)
Amortization or write-off of debt issuance costs and debt discount	1,062	780	2,950	5,780
Adjustments for tax effect (h)	22,048	(33,020)	10,094	(37,518)
Adjusted Net Income	$ 184,303	$ 142,482	$ 546,503	$ 471,127
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	130,489,050	132,759,877	131,058,754	132,831,569
Diluted earnings per share	$ 1.11	$ 0.23	$ 3.62	$ 2.54
Adjusted Net Income Per Diluted Share (i)	$ 1.41	$ 1.07	$ 4.17	$ 3.55
Free Cash Flow				
Net cash provided by operating activities	$ 233,985	$ 138,582	$ 115,068	$ 365,674
Less: Purchases of property, equipment and software	(23,096)	(21,664)	(50,532)	(51,398)
Free Cash Flow	$ 210,889	$ 116,918	$ 64,536	$ 314,276
Operating cash flow conversion	161 %	447 %	24%	107%
Free cash flow conversion	114 %	82 %	12%	67%

* Revenue, Excluding Billable Expenses includes $18.3 million of revenue resulting from the reduction to our provision for claimed indirect costs as noted below.

8

Exhibit 4 - Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (Continued) (UNAUDITED) 99 (a) Represents the reduction to our provision for claimed indirect costs recorded during the second quarter of fiscal 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audit of our claimed indirect costs for fiscal 2022. See Note 15, "Commitments and Contingencies," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information. (b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees, primarily associated with the acquisitions of Liberty IT Solutions, LLC (“Liberty”) and Tracepoint Holdings, LLC (“Tracepoint”) in fiscal 2022, and the acquisition of EverWatch Corp. (“EverWatch”) and the divestitures of our management consulting business serving the Middle East and North Africa (“MENA”) and our Managed Threat Services business (“MTS”) in fiscal 2023. See Note 5, “Acquisition, Goodwill and Intangible Assets,” to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information. (c) Reflects expenses associated with debt financing activities incurred during the second quarters of fiscal 2024 and 2023. (d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the second quarter of fiscal 2022 and EverWatch in the third quarter of fiscal 2023. (e) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 15, “Commitments and Contingencies,” to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information. (f) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations. (g) Represents the gain recognized on the divestitures of the Company's MENA business in the second quarter of fiscal 2023, its MTS business in the third quarter of fiscal 2023, and the gain on the deconsolidation of an artificial intelligence software platform business in the third quarter of fiscal 2023. (h) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The tax effect also includes the indirect effects of uncertainty around the application of Section 174 of the Tax Cuts and Jobs Act of 2017 ($26.0 million and $22.0 million for the three and nine months ended December 31, 2023, respectively). See Note 10, “Income Taxes,” to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information. (i) Excludes adjustments of approximately $1.2 million and $3.9 million of net earnings for the three and nine months ended December 31, 2023, respectively, and approximately $0.5 million and $2.6 million of net earnings for the three and nine months ended December 31, 2022, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information (Continued)
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023
Net income (loss) attributable to common stockholders	$ 145,644	$ 170,718	$ 161,388	$ (68,422)
Income tax (benefit) expense	61,740	55,071	39,480	(6,552)
Interest and other, net (a)	40,174	41,200	33,550	31,992
Depreciation and amortization	41,113	40,907	41,847	44,284
EBITDA	$ 288,671	$ 307,896	$ 276,265	$ 1,302
Change in provision for claimed indirect costs (b)	—	(18,345)	—	—
Acquisition and divestiture costs (c)	1,952	260	3,268	4,148
Financing transaction costs (d)	—	820	—	—
Legal matter reserve (e)	—	—	27,453	226,000
Adjusted EBITDA	$ 290,623	$ 290,631	$ 306,986	$ 231,450
Last 12 months Adjusted EBITDA	$ 1,119,690			
Total Debt	$ 3,421,106			
Less: Cash	601,813			
Net Debt	$ 2,819,293			
Net Leverage Ratio (g)	2.5			

(In thousands, except share and per share data)	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
Net income attributable to common stockholders	$ 30,997	$ 170,932	$ 138,284	$ 90,873
Income tax expense	10,539	51,258	41,489	33,897
Interest and other, net (a)	17,412	1,882	27,613	23,653
Depreciation and amortization	42,046	39,052	40,102	40,824
EBITDA	$ 100,994	$ 263,124	$ 247,488	$ 189,247
Acquisition and divestiture costs (c)	19,096	15,932	5,093	11,670
Financing transaction costs (d)	—	6,888	—	—
Legal matter reserve (e)	124,000	—	—	—
Restructuring costs (f)	—	—	—	4,164
Adjusted EBITDA	$ 244,090	$ 285,944	$ 252,581	$ 205,081
Last 12 months Adjusted EBITDA	$ 987,696			
Total Debt	$ 2,821,711			
Less: Cash	370,939			
Net Debt	$ 2,450,772			
Net Leverage Ratio (g)	2.5			

(a) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations.

(b) Represents the reduction to our provision for claimed indirect costs recorded during the second quarter of fiscal 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audit of our claimed indirect costs for fiscal 2022. See Note 15, "Commitments and Contingencies," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information.

(c) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty and Tracepoint in fiscal 2022, and the acquisition of EverWatch and the divestitures of our MENA business and MTS business in fiscal 2023. See Note 5, "Acquisition, Goodwill and Intangible Assets," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information.

(d) Reflects expenses associated with debt financing activities incurred during the second quarters of fiscal 2024 and 2023.

(e) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 15, "Commitments and Contingencies," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2023 for further information.

(f) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(g) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

10

1 1 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data (UNAUDITED) As of December 31, (Amounts in millions) 2023 2022 Backlog Funded $ 5,246 $ 4,544 Unfunded 9,195 10,131 Priced Options 19,880 15,373 Total Backlog $ 34,321 $ 30,048 Three Months Ended December 31, Nine Months Ended December 31, 2023 2022 2023 2022 Book-to-Bill * 0.72 0.09 1.40 1.07 * Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. As of December 31, 2023 2022 Headcount Total Headcount 33,798 31,130 Client Staff Headcount 30,864 28,269 Three Months Ended December 31, Nine Months Ended December 31, 2023 2022 2023 2022 Percentage of Total Revenue by Contract Type Cost-Reimbursable 55% 53% 55% 53% Time-and-Materials 24% 25% 24% 25% Fixed-Price 21% 22% 21% 22% 11